KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402





                               INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
MIMLIC Cash Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.




                                      KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 3, 1998